SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report:  May 19, 2005
                         (Date of earliest event report)

                          ENERGY CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)

                                  333-29001-01
                            (Commission File Number)

              West Virginia                              84-1235822
      (State or other jurisdiction                     (IRS Employer
            of incorporation)                      Identification Number)

                      4643 South Ulster Street, Suite 1100
                             Denver, Colorado  80237
              (Address of principal executive offices and zip code)

                                 (303) 694-2667
              (Registrant's telephone number, including area code)


     ITEM  8.01.     OTHER  EVENTS.

     On May 17, 2005, Energy Corporation of America ("ECA") and Black Stone Minerals Company, L.P. ("Black Stone") announced that they have entered into a Term Royalty Agreement pursuant to which Black Stone has agreed to purchase a term royalty interest, for a term of twenty years, in certain oil and gas properties located in West Virginia, Kentucky and Pennsylvania from Eastern American Energy Corporation ("Eastern"), a wholly-owned subsidiary of ECA, for $155,000,000, subject to certain adjustments. The transaction contemplated by the Term Royalty Agreement is conditioned upon the completion of certain customary conditions to closing as specified in the Term Royalty Agreement, including without limitation, the withdrawal by ECA of the Form S-1 (Registration No. 333 123834) filed with the U. S. Securities and Exchange Commission on April 4, 2005. ECA intends to use the proceeds of the transaction to redeem its 9 % Senior Subordinated Notes currently outstanding and to use the remaining net proceeds to repay any borrowings under ECA's revolving credit facility and for general corporate purposes. On May 18, 2005, ECA notified the Bank of New York, as

Trustee under its indenture, that ECA has elected to redeem the remaining $92,033,000 outstanding notes under the indenture, with a redemption date of June 22, 2005. The foregoing text is qualified in its entirety by the Term Royalty Agreement, the form of the Term Royalty Conveyance (to be executed at closing) and the form of the Development Agreement (to be executed at closing), which are attached as Exhibits 10.42, 10.43, and 10.44 respectively, as well as the press release, issued by ECA on May 18, 2005, each of which are incorporated by reference.



Item  9.01.     Exhibits

Exhibit  10.42  Term Royalty Agreement (Exhibits thereto omitted)
Exhibit 10.43 Form of Term Royalty Conveyance (Exhibits thereto omitted)
Exhibit  10.44  Form of Development Agreement
Exhibit  99.14  Press Release issued May 18, 2005


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         ENERGY CORPORATION OF AMERICA



Dated: May 19, 2005                      By: /s/ JOHN MORK
                                            -----------------------------------
                                         Name:   John Mork
                                         Title:  President and CEO